UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Upon recommendation of the Governance Committee of the Board of Directors of Health Net, Inc. (the “Board”) on July 12, 2005, the Board approved the following changes to compensation paid to each non-employee director of the Board in respect of his/her service on the Board (which changes are effective as of July 1, 2005):

•	an increase in the annual retainer paid to each non-employee director to $45,000 per year, which is an annual increase of $15,000; and

•	an increase in the annual retainer paid to the Chair of each of the Compensation Committee, Governance Committee and Finance Committee to $10,000 per year, which is an annual increase of $5,000.

Filed as Exhibit 10.1 to this Current Report and incorporated herein by reference is a summary description of all compensation arrangements with the non-employee directors of the Board.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Certain Compensation Arrangements with Health Net, Inc.’s Non-Employee Directors, as amended and restated on July 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2005

HEALTH NET, INC.

By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Certain Compensation Arrangements with Health Net, Inc.’s Non-Employee Directors, as amended and restated on July 12, 2005.